UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2013

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)
(303) 633-2900
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
LaSalle Plant
On August 5, 2013, DCP Midstream Partners, LP (the “Partnership”) entered into a purchase and sale agreement (the “LaSalle Purchase Agreement”) with DCP Midstream, LP (“Midstream LP”), a wholly owned subsidiary of DCP Midstream, LLC, pursuant to which the Partnership acquired from Midstream LP all of the membership interests in DCP LaSalle Plant LLC for consideration of $209 million, subject to certain customary purchase price adjustments (the “LaSalle Transaction”). The LaSalle Transaction was financed at closing using borrowings under the Partnership's revolving credit facility.
DCP LaSalle Plant, LLC owns the LaSalle Plant, a 110 MMcf/d cryogenic natural gas processing plant currently under construction in the DJ Basin in Weld County, Colorado with plans to complete an expansion to 160 MMcf/d (the “LaSalle Plant”). Commercial operations at the LaSalle Plant are expected to commence in the second half of 2013 and the expansion is expected to be completed in the first half of 2014. In connection with the LaSalle Transaction, the Partnership also entered into a 15 year fee-based processing agreement with an affiliate of DCP Midstream, LLC pursuant to which such affiliate agreed to pay (i) a fixed demand charge of 75% of the capacity (including upon expansion), and (ii) a throughput fee on all volumes processed for such affiliate at the LaSalle Plant. The Partnership estimates that it will incur an additional $33 million to complete the construction and expansion of the LaSalle Plant.
Front Range Pipeline
Also on August 5, 2013, the Partnership entered into a purchase and sale agreement (the “Front Range Purchase Agreement” and, together with the LaSalle Purchase Agreement, the “Purchase Agreements”) with Midstream LP pursuant to which the Partnership acquired from Midstream LP all of the membership interests in DCP Midstream Front Range LLC (“Front Range”) for consideration of $86 million, subject to certain customary purchase price adjustments (the “Front Range Transaction” and, together with the LaSalle Transaction, the “Transactions”). The Front Range Transaction was financed at closing using borrowings under the Partnership's revolving credit facility.
Front Range owns a one-third equity interest in Front Range Pipeline LLC, a joint venture with affiliates of Enterprise Products Partners L.P. (“Enterprise”) and Anadarko Petroleum Corporation. The joint venture was formed to construct a new raw NGL mix pipeline that will originate in the DJ Basin and extend approximately 435 miles to Skellytown, Texas (the “Front Range Pipeline”). With connections to the Mid-America Pipeline, and to the Texas Express Pipeline, in which the Partnership owns a 10% interest, the Front Range Pipeline will provide takeaway capacity and market access to the Gulf Coast for the expanding production of NGLs in the DJ Basin. The Front Range Pipeline will connect to the Partnership's LaSalle Plant as well as third party plants in the DJ Basin. The initial capacity of the Front Range Pipeline is expected to be 150,000 Bbls/d, which could be expanded to 230,000 Bbls/d with the installation of additional pump stations. Enterprise is in the process of seeking to obtain a land use permit for the pipeline in Adams County, Colorado. Enterprise is the operator of the pipeline and has informed us that, pending the outcome of the Adams County land use permit issue, it expects the Front Range Pipeline to be mechanically complete in the fourth quarter of 2013. The Partnership estimates that its share of the costs to complete construction will be an additional $86 million. The Front Range Pipeline currently has transportation agreements in place with affiliates of DCP Midstream, LLC and Anadarko Petroleum Corporation for 79,000 Bbls/d. The transportation agreements provide for ship or pay arrangements for the first 10 years for a minimum volume specified in the agreement with the last 5 years under plant dedication arrangements. The Federal Energy Regulatory Commission (“FERC”) will regulate the rates charged for interstate transportation service on the Front Range Pipeline as well as the associated terms and conditions of service.
DCP Midstream, LLC indirectly owns 100% of DCP Midstream, LP and also directly owns 100% of DCP Midstream GP, LLC (“GP LLC”), which is the general partner of DCP Midstream GP, LP, which is the general partner of the Partnership. Accordingly, the conflicts committee (the “Conflicts Committee”) of the Board of Directors of GP LLC (the “Board”) approved the Transactions. The Conflicts Committee, composed of independent members of the Board, retained independent legal and financial advisors to assist it in evaluating the Transactions.
Copies the Purchase Agreements are attached hereto as Exhibit 2.1 and Exhibit 2.2 and are incorporated herein by reference. The foregoing descriptions of the terms of the Purchase Agreements and the respective Transactions are not complete and are qualified in their entirety by reference to the full and complete terms of the respective Purchase Agreements.
Amendment to Services Agreement
On August 5, 2013, in connection with the completion of the Transactions described above, the Partnership entered into the First Amendment to Services Agreement dated February 14, 2013 by and between the Partnership and Midstream LP (the “Amendment”). The Amendment increases the annual limit on the amount of expenses that the Partnership reimburses to Midstream LP by $400,000 (prorated for the remainder of the calendar year) to $29 million for incremental general and administrative services that Midstream LP will provide to the Partnership during calendar year 2013, thereafter subject to an annual adjustment based on the Consumer Price Index. The Amendment was approved by the Conflicts Committee.
A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the Amendment.
Item 2.02 Results of Operations and Financial Condition.

On August 6, 2013, the Partnership issued a press release announcing its financial results for the second quarter ended June 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The press release contains financial measures that are not presented in accordance with accounting principles generally accepted in the United States of America, or GAAP, for the applicable periods presented, including adjusted EBITDA, distributable cash flow and adjusted segment EBITDA for each of the Partnership's three business segments. The most directly comparable GAAP financial measures to adjusted EBITDA and distributable cash flow are net income attributable to partners, which is presented in the furnished press release and prominently below for the applicable periods presented, and net cash provided by operating activities, which is presented in the furnished press release and prominently below for the applicable periods presented. The most directly comparable segment GAAP financial measure to adjusted segment EBITDA for each business segment is the applicable segment net income attributable to partners, which GAAP financial measures are set forth in the furnished press release and prominently below for the applicable periods presented:

DCP MIDSTREAM PARTNERS, LP
GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended June 30,*			Six Months Ended June 30,*
	2013	2012	As Reported in 2012	2013	2012	As Reported in 2012
	(Millions)
Net income attributable to partners	$102	$85	$79	$154	$119	$102
Net cash provided by operating activities	$123	$3	$11	$270	$47	$72

DCP MIDSTREAM PARTNERS, LP
SEGMENT GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended June 30,*			Six Months Ended June 30,*
	2013	2012	As Reported in 2012	2013	2012	As Reported in 2012
	(Millions)
Natural Gas Services segment:
Segment net income attributable to partners	$111	$106	$94	$150	$146	$116
NGL Logistics segment:
Segment net income attributable to partners	$20	$10	$10	$42	$20	$20
Wholesale Propane Logistics segment:
Segment net income (loss) attributable to partners	$1	$(3)	$(3)	$21	$14	$14

*
The transfers of net assets between entities under common control were accounted for as if the transactions had occurred at the beginning of the period, and prior years were retrospectively adjusted to furnish comparative information similar to the pooling method. In addition, results are presented as originally reported in 2012 for comparative purposes.

Item 7.01 Regulation FD Disclosure.

On August 6, 2013, the Partnership issued a press release announcing the Transactions along with the Partnership's financial results for the second quarter ended June 30, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number		Description

2.1	†	Purchase and Sale Agreement (LaSalle Plant) by and between DCP Midstream Partners, LP and DCP Midstream, LP dated August 5, 2013.

2.2	†	Purchase and Sale Agreement (Front Range Pipeline) by and among DCP Midstream Partners, LP and DCP Midstream, LP dated August 5, 2013.

10.1		First Amendment to Services Agreement by and between DCP Midstream Partners, LP and DCP Midstream, LP dated August 5, 2013.

99.1		Press Release dated August 6, 2013.

†	Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission (the “Commission”) upon request.

Cautionary Statements regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined under the federal securities laws, including statements regarding the projected in-service dates of the LaSalle Plant and the Front Range Pipeline as well as other aspects of the Transactions and the related assets. Although management believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties, and other assumptions that are difficult to predict and may be beyond the Partnership's control such as those described in the Partnership's most recent Annual Report on Form 10-K, as modified by the Current Report on Form 8-K filed on June 14, 2013, subsequent Quarterly Reports on Form 10-Q, and other filings with the Commission. There can be no assurance that the anticipated benefits of either of the Transactions will be realized. If one or more of these risks or uncertainties materialize, or if underlying assumptions regarding either of the Transactions prove incorrect, the Partnership's actual results may vary materially from what management anticipated, estimated, projected, or expected.

Investors are encouraged to closely consider the disclosures and risk factors contained in the Partnership's periodic reports filed from time to time with the Commission. The statements made in this Current Report on Form 8-K speak only as of the date hereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2013	DCP MIDSTREAM PARTNERS, LP

By:DCP MIDSTREAM GP, LP
its General Partner

By:DCP MIDSTREAM GP, LLC
its General Partner

By:/s/ Rose M. Robeson
Name:Rose M. Robeson
Title:Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number		Description

2.1	†	Purchase and Sale Agreement (LaSalle Plant) by and between DCP Midstream Partners, LP and DCP Midstream, LP dated August 5, 2013.

2.2	†	Purchase and Sale Agreement (Front Range Pipeline) by and among DCP Midstream Partners, LP and DCP Midstream, LP dated August 5, 2013.

10.1		First Amendment to Services Agreement by and between DCP Midstream Partners, LP and DCP Midstream, LP dated August 5, 2013.

99.1		Press Release dated August 6, 2013.

†	Pursuant to Item 601(b)(2) of Regulation S-K, the Partnership agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission (the “Commission”) upon request.